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                                                                    EXHIBIT 23.2

              CONSENT OF COOPERS & LYBRAND, CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated August 7, 1997 with respect to the combined financial statements of Film Services Group of Panavision Inc., in the Registration Statement (Form S-1) and related Prospectus of Panavision Inc. for the registration of $217,903,000 of 9 5/8% Senior Subordinated Discount Exchange Notes Due 2006.

                                          COOPERS & LYBRAND
                                          Chartered Accountants

July 17, 1998
London, United Kingdom